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                                                                    Exhibit 4.14


                               DRAXIS HEALTH INC.
                              EQUITY PURCHASE PLAN

1.   THE PLAN

     The Draxis Health Inc. Equity Purchase Plan effective February 1, 2000 is referred to as the Draxis Health Inc. Equity Purchase Plan (the "Plan").

2.   DEFINITIONS

     In this Plan, whenever the context so indicates, the singular and plural, and the masculine, feminine or neuter gender, shall each be deemed to include the others and the following capitalized terms shall have the following meanings:

     (a) "Base Salary" means the regular base salary received by a Participant from the Company during the Reference Year as determined by the Company from time to time excluding vacation pay in lieu of time off, overtime, bonuses, service awards or any other special compensation.

     (b)   "Board of Directors" means the Board of Directors of the Company.

     (c)   "Company" means Draxis Health Inc.

     (d)   "Draxis Share" means a common share of the Company.

     (e) "Elected Shares" mean the number of Draxis Shares designated by a Participant for purchase pursuant to Section 6.

     (f) "Eligible Employee" means an Employee who is a member of the senior management of the Company and has been designated by the Board of Directors as an Eligible Employee for the purposes of this Plan.

     (g)   "Employee" means an employee of the Company.

     (h) "Loan" means the amount described in Section 7 advanced to the Trustee by the Company on behalf of a Participant to allow the Trustee to satisfy the Purchase Price for the Elected Shares.

     (i) "Participant" means an Eligible Employee who joins the Plan in accordance with Section 6.

     (j) "Payment Date" with respect to a particular Participant's obligation to pay the Loan means the earlier of the 5th anniversary of the Loan, the sale of the Plan


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           Shares standing to the credit of a Participant and the Termination of the Participant's Employment for any reason.

     (k) "Plan Shares" means the Draxis Shares held by the Trustee for the Participants.

     (l) "Purchase Price" means the aggregate purchase price of the Draxis Shares acquired pursuant to Section 8.

     (m) "Reference Year" means the calendar year in which an Eligible employee must elect to annually participate in the Plan.

     (n) "Termination of the Participant's Employment" shall mean termination of a Participant's employment with the Company or its affiliates for any reason including, without limitation, termination for cause without or with notice, termination without cause upon disability, death, resignation or retirement.

     (o) "Trust Agreement" shall mean that certain agreement between the Company and _____________ Trust Company with respect to the administration of the Plan.

     (p) "Trustees" means the corporate entity selected by the Company or the compensation committee of the Company appointed by the board of directors of the Company to assist in the administration of the Plan and to purchase Draxis Shares with funding provided by the Company and hold such shares and the income therefrom for and on behalf of the Participants in accordance with the terms and conditions of the Plan.

3.   PURPOSE

     The Plan is intended to further align the interests of Eligible Employees with those of the shareholders of the Company by giving Eligible Employees an incentive to increase their equity investment in the Company.

4.   ELIGIBILITY

     All Eligible Employees may purchase Draxis Shares pursuant to the terms of the Plan.

5.   DRAXIS SHARES TO BE OFFERED

     The Draxis Shares to be made available for the purposes of the Plan shall be purchased with funding provided by the Company by the Trustees in the open market on a Participant's behalf on the Toronto or NASDAQ Stock Exchanges and held pursuant to the terms and


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conditions of this Plan and the trust agreement between the Company and the
Trustees dated effective ______________ and annexed hereto as Schedule A.

6.   PARTICIPATION

     In order to join the Plan and become a Participant, an Eligible Employee must file with the Company a duly completed Company Plan application form in the form annexed hereto as Schedule A by December 1 (the "Share Commitment Date") of each year (except in respect of 1999 when such application form must be filed by February 1, 2000). The Eligible Employee shall designate the number of Draxis Shares to be purchased by the Trustees on his or her behalf the Purchase Price of which shall not exceed 40% of his or her Base Salary for the Reference Year.

7.   COMPANY CONTRIBUTIONS

     Upon receipt by the Company of an Election from an Eligible Employee it shall advance to the Trustees on behalf of and as a loan to such Eligible Employee an amount sufficient to allow the Trustees to satisfy the Purchase Price and acquire the Elected Shares.

8.   TERMS AND CONDITIONS OF THE PLAN

     The Trustees shall purchase the Draxis Shares on behalf of Participants on the following terms and conditions:

     (a) PURCHASE PRICE. The purchase price for each Draxis Share to be purchased by the Trustees for a Participant shall, notwithstanding the actual purchase price, be deemed to be the last reported sale price (the "Purchase Price") of the Draxis Shares on the Toronto Stock Exchanges on December 31 of the Year just ended, or, if such day is not a business day, then the last business day in December except in respect of 1999 when the date shall be deemed to be February 1, 2000.

     (b) TRANSFERABILITY. Any rights granted to a Participant under this Plan may not be transferred other than by will or the laws of succession on intestacy in the jurisdiction in which the Participant had his last fixed place of abode and will be exercisable during a Participant's lifetime only by the Participant.

     (c) NUMBER OF SHARES A PARTICIPANT MAY PURCHASE. The Trustees shall purchase for each Participant that number of Draxis Shares (the "Employee Shares") that is equal to the quotient obtained when that percentage of a Participant's Base Salary for the Reference Year elected by a Participant pursuant to Section 6 is divided by the Purchase Price.


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     (d)   ADJUSTMENT IN NUMBER OF COMMON SHARES. The number of Draxis Shares that may be purchased for a Participant and that are held for him or her as Plan Shares, or the Purchase Price, shall be appropriately adjusted for any change in the Draxis Shares, or in the number of Draxis Shares outstanding, by reason of any recapitalization, reorganization, merger consolidation, split or any similar change affecting the Draxis Shares, except that any fraction of a Common Share resulting from any such adjustment will be eliminated.

     (e)   PAYMENT AND RELEASE OF SHARES

           (i) Each Participant shall satisfy the entire amount of the Purchase Price of the Draxis Shares purchased by the Trustees on his or her behalf (the "Purchased Shares") by providing the Trustee with a promissory note (the "Promissory Note") made in favour of the Company in the amount of the Purchase Price made payable to the Company in the form annexed hereto as Schedule B, on the Payment Date with interest on the unpaid principal payable annually on the last business day of each year at the rate prescribed with respect to loans to employees pursuant to the provisions of the INCOME TAX ACT (Canada). The Trustee shall, on behalf of the Company, hold the Purchased Shares as security for the payment of the Promissory Note which security may be enforced by the Company, in the event of a default by the Participant under the terms of the Promissory Note on the Payment Date, by the Company instructing the Trustees to sell the Purchased Shares.

           (ii) On the Payment Date and subject as hereinafter provided, the Draxis Shares held by the Trustees for a Participant shall be accepted by the Trustees as payment of that part of the amount of the Loan that is equal to the fair market value of the Shares on the Payment Date. Provided, however:

                 A. no Purchased Shares shall be released until the passage of the first anniversary of the acquisition of the Purchased Shares by the Trustee on behalf of a Participant;

                 B. On the termination of the employment of the Participant for any reason, other than death or disability, prior to the first anniversary of the purchase of the Draxis Shares hereunder, the amount of the Loan will become immediately due and payable and:

                     a) in the event the value of the Plan Shares held by the Trustees for a Participant on the date of the said termination exceeds the principal amount of the Loan, the



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                     value of such Plan Shares in excess of the said Loan
                     shall be retained by the Trustees for purposes of the Plan; and

                 b) in the event the value of the Plan Shares is less than the principal amount of the Loan, the Participant shall be responsible for payment of the remaining part of the Loan to the Company.

           (iii) Subject to the provisions of Sections 8(e)(ii) hereof, Draxis Share certificates representing the Plan Shares held for a Participant and the Share Earnings described in
                 Section 9 hereof and held by the Trustees as security for payment of the Promissory Note, shall be released to the Participant by the Trustees and registered in the name of the Participant, or as he or she may direct upon payment of the Loan in full.

9.   COMMON SHARES HELD BY TRUSTEE PRIOR TO PURCHASE BY OR RELEASE TO
     PARTICIPANTS

     Until the Plan Shares held by the Trustees as security in accordance with Section 8 are released to the Participant pursuant to the Plan:

     (a) the Trustee shall hold such Plan Shares and shall apply any dividends, income or distributions in respect thereof, any substitutions therefor and any interest thereon (the "Share Earnings") to satisfy the outstanding principal and interest owing with respect to the Loan; and

     (b) the Trustees, subject to Section 10 of the Plan, shall exercise all voting rights and other rights attaching to such Plan Shares, in accordance with the instructions of a Participant for whom such Shares are held.

10.  TAKEOVER BID

     (a)   If:

           (i) an offeror makes an offer to purchase 50% or more of the outstanding common shares of the Company to all or substantially all holders of such shares and the board of directors of the Company recommends acceptance of such offer to the shareholders of the Company, or

           (ii) an insider of the Company makes an offer to purchase the common shares of the Company to all or substantially all holders of such shares;

           (iii) or an offeror makes an offer, by way of merger, amalgamation, reorganization, consolidation, exchange or otherwise, the result of which


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                 would be the acquisition by such offeror, directly or
                 indirectly, of 50% or more of the outstanding equity securities of the Company or a successor entity;

           (iv) an offeror makes an offer to purchase substantially all of the assets of the Company; or

           (v) the Company shall consolidate or merge with or into, amalgamate with, or enter into a statutory arrangement or business combination with, any other individual, partnership, association, trust, unincorporated organization corporation (other than a corporation controlled directly or indirectly by the Company) and, in connection therewith, all or part of the outstanding shares of the Company which have voting rights attached thereto shall be changed in any way, reclassified or converted into, exchanged or otherwise acquired for shares or other securities of the Company or any other individual, partnership, association, trust, unincorporated organization or corporation or for cash or any other property and control of the Company is thereby materially affected;

           and the board of directors of the Company recommends acceptance of such offer, merger, consolidation or the like (the "Proposed Transaction") to the shareholders of the Company:

           upon a Proposed Transaction offer.

           All Plan Shares will be tendered or voted in favour of the Proposed Transaction; and in the event the proposed transaction is successful, the Company will release the Plan Shares to Participants, following full payment by them of the Loan and any accrued interest thereon.

     (b) In the event the Board of Directors does not recommend acceptance of a Proposed Transaction offer, the Plan Shares will be voted in accordance with the Board recommendation. However, in the event a Proposed Transaction takes place, the consequences described above relating to a recommended Proposed Transaction shall apply. In the event a Proposed Transaction does not take place the provisions of the Plan as they existed prior to receiving a Proposed Transaction offer will apply;

     (c) any of the Chairman or the President, on behalf of the Company, may give the Trustee written notice (the "Notice") stating that


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                                      -7-

           (i) the board of directors of the Company has or has not recommended acceptance of Proposed Transaction offer to shareholders of the Company;

           (ii) the provisions of this Section 10, where applicable are operative;

           (iii) the Trustees should either tender or not tender pursuant to the Proposed Transaction offer all Plan Shares held by the Trustees pursuant to the provisions of the Plan.

11.  SALE OF SHARES - COMMISSIONS

     Commissions on the purchase of Draxis Shares by the Trustees for the purposes of the Plan will be borne and paid for by the Company. Commissions with respect to any sale of Draxis Shares shall be borne and paid for by the Participant in respect of whom such Plan Shares were sold.

12.  ADMINISTRATION

     (a) This Plan shall be administered by the Trustees who shall have full power and authority to interpret and construe the terms and conditions of the Plan and the terms and conditions of any rights granted under the Plan. Any determination by the Board of Directors shall be final and conclusive.

     (b) The Trustees shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, or any rights granted under the Plan. The Trustees shall be indemnified and saved harmless by the Company from and against any and all claims, losses, damages, expenses and liabilities to which they may be subjected by reason of any act reasonably taken or omitted in good faith with respect to the Plan or any rights granted under the Plan, including all expenses reasonably incurred in their defence in case the Company fails to provide such defence.

     (c) Any and all costs of administration of the Plan shall be borne and paid for by the Company.

13.  GOVERNING LAW

     This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada.


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14.  EFFECTIVE DATE

     All provisions set forth herein have effect from February 1, 2000.

15.  AMENDMENT AND DISCONTINUANCE

     (a) The Board of Directors of the Company shall have the right to amend, modify or discontinue this Plan or any rights granted under this Plan at any time without notice.

     (b) Upon discontinuance of the Plan any assets remaining in the Plan shall be disposed of as follows:

           (i) all Plan Shares and Share Earnings shall be released to the Participants upon payment of any Loans outstanding (including accrued interest) with respect thereto;

           (ii) in the event any Loans (including accrued interest) remain outstanding for a period of 60 days after termination of the Plan, any Plan Shares, and Share Earnings held for a particular Participant may be applied by the Company to satisfy the Loan and accrued interest thereon and the balance, if any, shall be distributed to the Participant.



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                                   SCHEDULE A

                               DRAXIS HEALTH INC.

                              EQUITY PURCHASE PLAN

TO:         Draxis Health Inc.

AND TO: Draxis Health Inc. Compensation Committee (the "Trustees") Trustees of the Draxis Health Inc.
            Equity Purchase Plan

A.       APPLICATION

         Words capitalized and not otherwise defined herein shall have the meanings ascribed thereto in the Plan or the Trust Agreement.

         I, the undersigned, acknowledge that I have been advised by Draxis Health Inc. (the "Company") that I am eligible to participate in the Draxis Health Inc. Equity Purchase Plan (the "Plan") and that I have received a copy of the Plan and accompanying Trust Agreement.

         I irrevocably acknowledge and accept the terms and conditions of the Plan and hereby elect to participate in the Plan.

         I hereby elect to have the Trustees purchase and hold on my behalf _______________ Draxis Shares (the "Elected Number") the Purchase Price of which shall not exceed 40% of my Base Salary during the Reference Year.

         I enclose a Promissory Note in the amount of $__________ in favour of the Company in respect of the amount advanced by the Company to the Trustees on my behalf to enable the Trustees to satisfy the Purchase Price for the Elected Shares.

Name:                                   Employee No.:
     -------------------------                       ---------------------------
(please print)                          Social Insurance No.
                                                            --------------------

Address:
        ---------------------

        ---------------------

        ---------------------

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Dated this __________ day of ____________, 19__.


-------------------------
Signature


-------------------------
(Print Name)



Draxis Health Inc. hereby acknowledges and confirms the foregoing.

DATED this __________ day of ____________, 19__.


                                             DRAXIS HEALTH INC.

                                             By:
                                                --------------------------------

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                                   SCHEDULE B

                                PROMISSORY NOTE

PRINCIPAL AMOUNT                              Toronto, Ontario
$_______________                            ______________, 2000


         FOR VALUE RECEIVED, I, the undersigned (the "Payor"), hereby acknowledge myself indebted to and promise to pay to Draxis Health Inc. (the "Payee"), the principal sum of $__________ in lawful money of Canada on the Payment Date together with interest on the unpaid principal payable annually on the last business day of each year at the rate prescribed with respect to loans to employees pursuant to the provisions of the INCOME TAX ACT (Canada). Subject to the terms of the Plan, all or part of the principal sum and any accrued interest thereon may be paid prior to the Payment Date without notice, bonus or penalty.

         This Note is given pursuant to the terms and conditions of the Draxis Health Inc. Equity Purchase Plan in which the Payor is a participant and all capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Draxis Health Inc. Equity Purchase Plan.

         All sums which are payable hereunder shall be payable at 6870 Goreway Drive, Mississauga, Ontario L4V 1P1 or such other place as the Payee may direct in writing.

         This Note shall be governed by the laws of the Province of Ontario, may be amended only in writing, shall bind the Payor, shall benefit the Payee, its successors and assigns and is not subject to any representation, right, agreement or condition (oral, written, expressed, implied, statutory, collateral or other) other than as expressed herein in writing. No waiver of any right expressed herein shall bind the Payee unless expressly stated in writing signed by the Payee and such requirement shall not be waived by either the Payor or the Payee. Presentment protest, notice of protest and notice of dishonour are hereby waived by the Payor.

         IN WITNESS WHEREOF the Payor has executed this Note.


----------------------------  --------------------------------
Witness                            Payor


----------------------------  --------------------------------
(Print Name)                       (Print Name)